SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT UNDER SECTION 13 or 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):      February 18, 2003

NOVAVAX, INC.
(Exact name of registrant as specified in its charter)

Delaware	0-26770	22-2816046
(State or other jurisdiction of	(Commission	(I.R.S. Employer
incorporation or organization)	File No.)	Identification No.)

8320 Guilford Road, Columbia, MD	21046
(Address of principal executive offices)	(Zip code)

(301) 854-3900
Registrant’s telephone number, including area code

Not applicable
(Former name or former address, if changed since last report)

NOVAVAX, INC.
ITEMS TO BE INCLUDED IN THIS REPORT

ITEM 5. OTHER EVENTS.

On February 18, 2003, Novavax, Inc. (“Novavax” or the “Company”) completed the private placement of 4,750,000 common shares at $3.50 per share to SJ Strategic Investments LLC, for total proceeds from the share sale of $16,625,000.

In conjunction with the private placement of shares, the Company has waived the provisions of its Stockholder Rights Plan with respect to SJ Strategic Investments LLC. In addition to the waiver, the Company also entered into a one-year standstill agreement with SJ Strategic Investments LLC that allows SJ Strategic Investments LLC to increase its ownership position in Novavax voting shares to 25.0%

A copy of the Press Release is attached hereto as Exhibit 99.1 and incorporated by reference.

ITEM 7. EXHIBITS.

99.1	Press Release dated February 18, 2003.
99.2	Common Stock Purchase Agreement, dated February 17, 2003 between Novavax, Inc. and SJ Strategic Investments LLC.

SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NOVAVAX, INC.

Date: February 24, 2003	By:	/s/ Dennis W. Genge

Dennis W. Genge, Vice President and Chief
Financial Officer/Treasurer